Exhibit 23.2
February 15, 2023

CONSENT OF QUALIFIED PERSON

Fastmarkets Group Limited (“Fastmarkets”), in connection with Albemarle Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”), consents to:

•the public filing by the Company and use of:

1.the technical report titled “SEC Technical Report Summary Pre-Feasibility Study Salar de Atacama Region II, Chile” (the “Technical Report Summary”), which contains Fastmarkets’ report on market studies in Section 16 thereof (the “Salar Market Studies Report”) with an effective date of August 31, 2022 and dated February 14, 2023;

2.the technical report titled “SEC Technical Report Summary Pre-Feasibility Study Silver Peak Lithium Operation Nevada, USA”, which contains Fastmarkets’ report on market studies in Section 16 thereof (the “Silver Peak Market Studies Report”) with an effective date of August 31, 2022 and dated February 14, 2023; and

3.the technical report titled “Technical Report Summary Pre-Feasibility Study Greenbushes Mine Western Australia”, which contains Fastmarkets’ report on market studies in Section 16 thereof (the “Greenbushes Market Studies Report”, and, together with the Salar Market Studies Report and the Silver Peak Market Report, the “Market Studies Reports”) with an effective date of December 31, 2022 and dated February 14, 2023 that were prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as exhibits to this Current Report on Form 8-K (the “Form 8-K”) and referenced in the Form 10-K.

•the incorporation by reference of the Market Studies Reports into the Company’s Registration Statements on Form S-8 (Nos. 333-150694, 333-166828, 333-188599 and 333-223167) (collectively, the “Registration Statements”);

•the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 10-K, the Form 8-K, the Registration Statements and the Market Studies Reports; and

•any extracts from or a summary of the Market Studies Reports in the Form 10-K and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted, or referenced from the Market Studies Reports, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and Registration Statements.

Fastmarkets is responsible for authoring, and this consent pertains to, the Market Studies Reports. Fastmarkets certifies that it has read the Form 10-K and that it fairly and accurately represents the information in the Market Studies Reports for which it is responsible.

Fastmarkets

/s/ Fastmarkets
8 Bouverie Street
London
EC4Y 8AX